EXHIBIT 99.1

Hallador Secures Up to $675 Million Debt Financing for Turtle Creek Gas

Facilities Expected to Fund the Majority of Turtle Creek’s Sub-$800 Million Estimated Project Cost

Company’s $2.4 Billion Contracted Forward Sales Position and Expected Operating Cash Flow Provide Credible Pathway to Fully Fund Turtle Creek

TERRE HAUTE, Ind., September 17, 2026 — Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced that on September 15, 2026, the Company closed a $600 million senior secured term loan facility (the “Term Loan Facility”) with a three-year term and, subject to lender approval, a two-year extension option. The Term Loan Facility consists of approximately $550 million funded at closing and an additional $50 million delayed draw term loan commitment available for up to 12 months.  In connection with the Term Loan Facility, the Company also has the ability to establish a super-priority revolving credit facility of up to $75 million with a similar tenor, creating a financing package (collectively, the “Facilities”) of up to $675 million.

Hallador expects to use borrowings from the Facilities primarily to fund upcoming payment obligations under its turbine asset purchase agreement, transportation and refurbishment costs, pre-notice-to-proceed and other development costs, and construction of the Company’s proposed new and efficient 460-megawatt natural gas fired Turtle Creek Gas project (“Turtle Creek”), which has an expected total project cost of less than $800 million. Approximately $120 million of the proceeds from the Term Loan Facility will be used to repay the Company’s existing $45 million term loan and $75 million revolving credit facility. Proceeds will also be used for general corporate purposes.

The Company believes the Facilities represent the largest component of its overall financing plan for Turtle Creek and address the majority of Turtle Creek’s expected capital requirements. The Company is actively evaluating and expects to pursue additional financing sources to strengthen its capital structure. Together with the operating cash flow Hallador expects to generate between now and commercial operation of Turtle Creek, supported by the Company’s contracted forward sales position, management believes the Company has a credible pathway and sufficient time to fully fund the project consistent with its objective of little to no equity dilution.

“Closing this loan is the largest single step in financing Turtle Creek,” said Brent Bilsland, Chairman and Chief Executive Officer. “We chose this structure because it carries more debt than traditional bank project financing would typically allow. We are paying a higher rate for that capital, and we accept the trade. As Turtle Creek approaches and enters commercial operation, we expect to be able to refinance the loan on terms that reflect an operating plant.”

Bilsland continued, “Turtle Creek would continue Hallador’s transformation into a multi-fuel independent power producer and expand the scale of our power generation business. By leveraging existing infrastructure and critical generation equipment we have under contract, we believe we have positioned Turtle Creek to reach commercial operation on an accelerated timeline and at a capital cost well below comparable new generation projects. With demand for reliable, dispatchable power continuing to grow in MISO, we believe the combination of speed to market and capital efficiency makes Turtle Creek a compelling opportunity for Hallador and its shareholders. What the team remains focused on executing is straightforward but not assured: the turbines have to load, clear export, and be refurbished on schedule, and we have to contract the plant’s output at prices that justify the cost, as we have done at Merom.”

Kennedy Lewis Investment Management LLC provided the Term Loan Facility.

PEI Global Partners acted as the exclusive financial advisor to Hallador in connection with this transaction.

Turtle Creek Project Update

Development of Turtle Creek continues to progress. While certain development milestones have taken longer than initially anticipated, none has changed the Company’s view of the project’s economics or its targeted commercial operation date. Turbine shipment activities remain on schedule, and the Company expects to complete the purchase of the equipment in accordance with the terms of the previously filed turbine asset purchase agreement. The equipment is then expected to be transported to Siemens’ U.S. facilities for refurbishment in the coming months.

Hallador’s remaining development milestones continue to advance. The Company expects to execute the Generator Interconnection Agreement (“GIA”) in the coming weeks. Negotiations on the project’s engineering and construction agreement are in their final stages..

Hallador does not expect a long-term power purchase agreement to be a condition to its final investment decision (“FID”). As of June 30, 2026, the Company had approximately $2.4 billion of contracted forward sales under multi-year agreements with utilities and other counterparties. The Company believes this contracted position provides the foundation to proceed to FID on Turtle Creek. As a new natural gas-fired resource, Turtle Creek is expected to be attractive to counterparties seeking long-duration dispatchable supply, and discussions with prospective counterparties for Turtle Creek’s output are ongoing.

Turtle Creek, like the Company’s Merom Generating Station, is located in the MISO market. The Company believes current MISO market pricing for capacity and energy is supportive of new dispatchable generation, and its decision to advance Turtle Creek toward FID reflects that view.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to the availability of the delayed draw term loan commitment, the exercise of the extension option, the establishment of the revolving credit facility, the expected use of proceeds from the Facilities, the timing and outcome of any final investment decision on Turtle Creek, the development, construction, financing and commercial operation of Turtle Creek, the Company’s evaluation and pursuit of additional financing sources, the timing of the Company’s remaining capital requirements, the timing, terms and availability of any additional financing and the Company’s discussions with financing partners, the Company’s ability to achieve its objective of little to no equity dilution, the Company’s contracted forward sales position and the performance of counterparties thereunder, the Company’s ability to contract Turtle Creek’s capacity and energy on acceptable terms and the timing of FID relative to any such contracts, the Company’s ability to refinance the Term Loan Facility following commercial operation and the terms of any such refinancing, the repayment of existing indebtedness, the timing of turbine shipment, completion of the equipment purchase and refurbishment, MISO market conditions and demand for Turtle Creek’s capacity and energy, the execution of a Generator Interconnection Agreement with MISO, engineering and construction agreements, and agreements for the sale of capacity and energy, expected total project costs and capital requirements, expected operating cash flow, and the Company’s objective of limiting equity dilution. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2025, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and provides accredited capacity at its one-Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com